                                                                     EXHIBIT 1.1


                                1,600,000 Shares

                             NEW WEST EYEWORKS, INC.

                                  Common Stock

                           (Par Value $0.01 Per Share)

                         FORM OF UNDERWRITING AGREEMENT
                         ------------------------------

                                                             New York, New York
                                                              February __, 1997

Fahnestock & Co. Inc.
  As Representative of the
  Underwriters
110 Wall Street
New York, New York 10005

Ladies and Gentlemen:

             New West Eyeworks, Inc., a Delaware corporation (the "Company"), proposes to issue and sell upon the terms and conditions herein contained, an aggregate of 1,000,000 shares of its common stock par value, $0.01 (the "Common Stock), to the underwriters named in Schedule I (the "Underwriters") for whom you are acting as representative (the "Representative"). In addition, the selling stockholders named in Schedule II hereto (the "Selling Stockholders") propose to sell in the respective amounts set forth opposite their names on
Schedule II hereto, to the several Underwriters an aggregate of 600,000 shares of Common Stock presently owned by such Selling Stockholders. The 1,000,000 shares of Common Stock to be issued and sold to the Underwriters by the Company and the 600,000 shares of Common Stock to be sold to the Underwriters by the Selling Stockholders are hereinafter referred to as "Firm Shares."

             In addition, upon the terms and conditions herein contained, the Company proposes to issue and sell to the several Underwriters up to an additional 120,000 shares of Common Stock (the "Company Option Shares") and a Selling Stockholder proposes to sell to the several Underwriters up to an additional 120,000 shares of Common Stock presently owned by such Selling

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Stockholder (the "Selling Stockholder Option Shares" and, together with the
Company Option Shares, the "Option Shares"). The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

             The Company and the Selling Stockholders wish to confirm as follows their respective agreements with you in connection with the several purchases of the Shares by the Underwriters.

             1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, the Effective Date (as defined below), the Closing Date and, if later, the Option Closing Date (as defined below), as follows:

             (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and an amendment or amendments thereto, on Form S-2 (No. 333-18709), including any related preliminary prospectus for the registration of sale of the Shares, under the Securities Act of 1933, as amended (the "Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the "Rules and Regulations") of the Commission under the Act. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. The Company will promptly file a further amendment to said registration statement in the form heretofore delivered to the Underwriters and will not thereafter file any other amendment thereto except in accordance with Section 5(a) hereof. Such registration statement, as amended, on file with the Commission (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Rules and Regulations) at the time it becomes effective (the "Effective Date") is hereinafter called the "Registration Statement" and the form of prospectus in the form first filed with the Commission pursuant to

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Rule 424(b) of the Rules and Regulations, or if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date is hereinafter called the "Prospectus."

             (b) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any preliminary prospectus, the Registration Statement or Prospectus or part thereof and no proceedings for a stop order have been instituted or are pending or, to the best knowledge of the Company, threatened. The Registration Statement, each preliminary prospectus and the Prospectus at the time of filing thereof conformed in all material respects with the requirements of the Act and the Rules and Regulations. At the Effective Date and at all times subsequent thereto up to the Closing Date and, if later, the Option Closing Date and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, the Registration Statement and the Prospectus will in all material respects conform to the requirements of the Act and the Rules and Regulations.

             (c) On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Effective Date, the date any amendment or supplement to the Prospectus is filed with the Commission, the Closing Date and, if later, the Option Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. On the date any preliminary prospectus or any supplement thereto was issued, such preliminary prospectus or supplement did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in Section 1(b) hereof and this Section 1(c) do not apply to any statements or omissions made in reliance on and in conformity with

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information relating to any Underwriter furnished in writing to the Company by or on behalf of such Underwriter expressly for inclusion in the Registration Statement or the Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the name of the Representative as set forth on the front and back covers of, and the first 7 paragraphs and the last paragraph under the "Underwriting" section of any preliminary prospectus or the Prospectus, constitute the only information relating to any Underwriter furnished in writing to the Company by or on behalf of such Underwriter expressly for inclusion in any preliminary prospectus, the Prospectus or the Registration Statement.

             (d) Each of the Company and Alexis Holdings, Inc. (the "Subsidiary"), which is the only subsidiary, other than Eye Care Partners, an Arizona general partnership, which is not a significant subsidiary (as defined in the Rules and Regulations) of the Company, has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation. Except for the Company's ownership of the stock of the Subsidiary, and the Company's ownership of any subsidiaries which are not significant subsidiaries and as set forth in the Prospectus, neither the Company nor the Subsidiary owns any equity or long-term debt interest in any corporation, partnership, trust, joint venture or other business entity. The Company and the Subsidiary are each duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify or be licensed would not have a material adverse effect on the business, properties, business prospects, results of operations or condition (financial or otherwise) of the Company and the Subsidiary taken as a whole. The Company owns all of the outstanding capital stock of the Subsidiary free and clear of any liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions of any kind whatsoever; such stock has been validly issued without violation of any preemptive or similar rights and is fully paid and non-assessable. Each of the Company and the Subsidiary has all requisite power and authority (corporate and otherwise), and has obtained any and all necessary

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authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus, except where the failure to obtain such authorizations, approvals, orders, licenses, certificates, franchises or permits would not have a material adverse effect on the business, properties, business prospects, results of operations or condition (financial or otherwise) of the Company and the Subsidiary taken as a whole; each of the Company and the Subsidiary is and is doing business in compliance in all material respects with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, state, local and foreign laws, rules and regulations; and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit. The disclosures in the Registration Statement concerning the effects of laws, rules and regulations on the Company's and the Subsidiary's business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. Complete and correct copies of the certificate of incorporation and of the by-laws of the Company and the Subsidiary and all amendments thereto have been delivered to the Representative, and, except as set forth in the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

             (e) The Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus under "Capitalization" and will have the adjusted capitalization set forth therein on the Closing Date and, if later, the Option Closing Date, based upon the assumptions set forth therein. Neither the Company nor the Subsidiary is a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this

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Agreement and as described in the Prospectus. The Shares when issued and paid for will conform, and all other securities issued or issuable by the Company conform, to the description thereof contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and, in the case of equity securities, are fully paid and non-assessable; the holders of securities of the Company have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive or similar rights of any holders of any security of the Company except as have been duly waived. The Shares are not and will not be subject to any preemptive or similar rights, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof and thereof, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issuance and sale of the Shares has been duly and validly taken; and the certificates representing the Shares will be in due and proper form. Upon the issuance and delivery pursuant to the terms hereof of the Common Stock to be sold by the Company hereunder, the Underwriters will acquire good and marketable title to such Common Stock free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction of any kind whatsoever.

             (f) The consolidated financial statements of the Company and the Subsidiary, together with the related notes and schedules thereto, included in the Registration Statement and the Prospectus fairly present the consolidated financial position, results of operations and cash flows of the Company and the Subsidiary at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved. No other financial statements or schedules of the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Except as

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disclosed in the Registration Statement and the Prospectus, there has been no material adverse change or development involving a prospective change in the condition (financial or otherwise), results of operations, business, properties, or business prospects of the Company and the Subsidiary taken as a whole since the date of the financial statements included in the Registration Statement and the Prospectus and the outstanding debt, the property, both tangible and intangible, and the business of each of the Company and the Subsidiary, conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

             (g) Each of the Company and the Subsidiary (i) has paid all federal, state, local, and foreign taxes for which it is liable, including, but not limited to, withholding taxes and amounts payable under Chapters 21 through 24 of the Internal Revenue Code of 1986 (the "Code"), and has furnished all information returns it is required to furnish pursuant to the Code, except where the failure to pay such taxes or furnish such returns would not have a material adverse effect on the business, properties, business prospects, results of operations or condition (financial or otherwise) of the Company and the Subsidiary taken as a whole, (ii) has established adequate reserves for such taxes which are not due and payable, and (iii) has not received any notice of any tax deficiency or claims outstanding, proposed or assessed against it.

             (h) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Underwriters in connection with (i) the issuance by the Company of the Shares, (ii) the purchase by the Underwriters of the Shares from the Company or (iii) the consummation by the Company of any of its obligations under this Agreement.

             (i) The Company and the Subsidiary maintain insurance of the types, against the risks and in amounts adequate for their business and the Company believes customary to their industry, all of which insurance is in full force and effect.

             (j) Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation (including, without limitation, those

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relating to environmental or similar matters) pending or, to the knowledge of the Company, threatened against or involving the properties or business of the Company or the Subsidiary or against any of the officers or directors of the Company or its Subsidiary in their capacity as such which (i) relates to the capital stock of the Company or this Agreement, the IPO Warrant Agreement dated as of December 31, 1993 among the Company and certain other holders listed on the signature pages thereof, as amended by the amendment thereto (the "IPO Warrant Amendment") dated as of December 19, 1996 (as so amended, the "IPO Warrant Agreement") or any action taken or to be taken pursuant to or in connection with any of them (ii) is required to be disclosed in the Prospectus which is not completely and accurately disclosed therein to the extent required, or (iii) might in the event of an unfavorable ruling materially and adversely affect the Company and the Subsidiary taken as a whole or their combined condition (financial or otherwise), results of operations, business, properties, or business prospects.

             (k) The Company has all necessary corporate power and authority to enter into this Agreement and the IPO Warrant Amendment and to consummate the transactions provided for in such agreements; and this Agreement and the IPO Warrant Amendment have each been duly authorized, executed and delivered by the Company. This Agreement and the IPO Warrant Amendment each constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (assuming due execution and delivery thereof by the Underwriters, the Representative or parties other than the Company to the IPO Warrant Amendment, as the case may be) except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law. The Company's execution and delivery of this Agreement and the IPO Warrant Amendment, its performance hereunder and thereunder, its consummation of the transactions contemplated herein and therein, and the conduct of its business as described in the Registration Statement and the

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Prospectus, does not and will not (with the giving of notice or the passage of time or both) conflict with or result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company or the Subsidiary pursuant to the terms of (i) the articles of incorporation or by-laws of any of the Company or the Subsidiary, (ii) any material license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, indebtedness, loan or credit agreement or any other material agreement or instrument to which the Company or the Subsidiary is a party or by which any of them is or may be bound or to which any of their properties or assets (tangible or intangible) is or may be subject, or (iii) in any material respect, any statute, judgment, decree, order, rule or regulation applicable to the Company or the Subsidiary of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over any of the Company or the Subsidiary or any of their respective activities or properties.

             (l) No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the performance of this Agreement and the transactions contemplated hereby except such as have been or will be obtained under the Act, the Rules and Regulations or under state securities or Blue Sky laws in connection with the Underwriters' purchase and distribution of the Shares to be sold by the Company hereunder and the IPO Warrant Amendment.

             (m) All agreements filed as exhibits to the Registration Statement to which either the Company or the Subsidiary is a party or by which either of them may be bound or to which any of their respective assets, properties or businesses may be subject have been duly and validly authorized, executed and delivered by the Company or the Subsidiary, as the case

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may be, and constitute the legal, valid and binding agreements of the Company or the Subsidiary, as the case may be, enforceable against them in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law). The descriptions in the Registration Statement of contracts and other documents are complete and accurate to the extent required by the Act. There are no contracts or other documents which are required by the Act to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

             (n) Subsequent to the respective dates as of which information is set forth in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, neither the Company nor the Subsidiary has (i) issued any debt securities or incurred any liability or obligation, direct or contingent, for borrowed money, other than capital leases involving less than $50,000, (ii) entered into any transaction other than in the ordinary course of business, or (iii) declared or paid any dividend or made any other distribution on or in respect of its capital stock.

             (o) No default (and no condition which with the giving of notice or the passage of time or both would become a default) exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary may be bound or to which any of the property or assets (tangible or intangible) of the Company or the Subsidiary is subject or affected,

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except where such default would not have a material adverse effect on the business, properties, business prospects, results of operations or condition (financial or otherwise) of the Company and the Subsidiary taken as a whole. Neither the Company nor the Subsidiary is, nor at the Closing Date or, if later the Option Closing Date, will either of them be, in violation of any provision of its certificate of incorporation or by-laws.

             (p) The Subsidiary has no employees. The Company has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance in all material respects with all federal, state, local, and foreign laws and regulations to which it is subject respecting employment and employment practices, terms and conditions of employment and wages and hours. Except as disclosed in the Prospectus, there are no pending investigations involving the Company by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state, local, or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or to the knowledge of the Company threatened against or involving the Company, or to the knowledge of the Company any predecessor entity, and to the knowledge of the Company none has ever occurred. No representation question exists respecting the employees of the Company. The Company is not, has not been party to, nor is engaged in discussions contemplating, any collective bargaining agreement. Except for matters disclosed in the Registration Statement and Prospectus, no labor dispute with the employees of the Company exists, or, to the best knowledge of the Company, is imminent.

             (q) Neither the Company nor the Subsidiary maintains, sponsors or contributes to any program or arrangement (an "ERISA Plan") that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") other than (i) as disclosed in the Registration Statement and Prospectus and
(ii) employee

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welfare benefit plans which are not material to the Company and the Subsidiary taken as a whole and which do not provide post-retirement health, medical or life insurance benefits. Neither the Company nor the Subsidiary maintains or contributes to, or has a material liability, contingent or otherwise, to, a defined benefit plan, as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, which could subject the Company or the Subsidiary to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. The Company has obtained a determination letter from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. Neither the Company nor the Subsidiary has any liability with respect to any "multiemployer plan," whether on account of any complete or partial withdrawal from any such plan or otherwise.

             (r) Except as disclosed in the Registration Statement and the Prospectus, no holder of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company exercisable for or convertible or exchangeable for securities of the Company has the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company within eighteen (18) months of the date hereof or to require the Company to file a registration statement under the Act during such eighteen (18) month period and any such rights disclosed in the Registration Statement and the Prospectus have been duly waived with respect to the offering of the Shares hereunder.

             (s) Neither the Company nor the Subsidiary has taken, and each of the Company and the Subsidiary will use its best efforts to cause each of its respective officers, directors and affiliates (within the meaning of the Rules and Regulations) not to take, directly or indirectly, any action designed to or which has

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constituted or which might reasonably be expected to cause or result in, stabilization or manipulation under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the price of any security of the Company. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, any preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

             (t) Except as otherwise disclosed in the Prospectus and to the best knowledge of the Company, none of the patents, patent applications, trademarks, service marks, trade names and copyrights, and licenses and rights to the foregoing presently owned or held by the Company and the Subsidiary, conflict with the right of any other person or entity or are in dispute. To the best knowledge of the Company, each of the Company and the Subsidiary (i) owns or has the right to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions of any kind whatsoever, all patents, trademarks, service marks, trade names and copyrights, technology and licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing and (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, knowhow, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise, except where such obligation or liability would not have a material adverse effect on the business, properties, business prospects, results of operations or condition (financial or otherwise) of the Company and the Subsidiary taken as a whole.

             (u) The Company and the Subsidiary each owns and has the unrestricted right to use all trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions,

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designs, processes, works of authorship, computer programs and technical data and information (collectively herein "intellectual property") that are material to its business, properties and operations, free and clear of and without violating any right, lien, or claim of others, including without limitation, former employers of its employees.

             (v) The Company and the Subsidiary each have good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property described in the Prospectus as owned or leased by it, as the case may be, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects, or other restrictions of any kind whatsoever, except as disclosed in the Registration Statement and in the Prospectus and those which are not material and do not and will not materially interfere with the use made and proposed to be made of such properties by the Company and the Subsidiary.

             (w) Price Waterhouse LLP (the "Accountants"), whose report is filed with the Commission as a part of the Registration Statement, are independent certified public accountants as required by the Act and the Rules and Regulations. The statements included in the Registration Statement or the Prospectus with respect to the Accountants pursuant to Item 509 of Regulation S-K of the Rules and Regulations are true and correct to the extent required by the Act.

             (x) Except as disclosed in the Registration Statement and the Prospectus and as set forth herein and in the Agreement Among Underwriters dated the date hereof, there are no claims, payments, security issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or security issuance with respect to the Company or any of its officers, directors, employees or affiliates that may affect the Underwriters' compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

             (y) The Company will maintain its listing on the Automated Quotation System of the National

Association of Securities Dealers, Inc. ("NASDAQ") and on the Pacific Stock Exchange and will list the Shares issued by the Company in the offering on the NASDAQ and Pacific Stock Exchange. The Company agrees to apply for inclusion on the Nasdaq Stock Market's National Market when it becomes eligible.

             (z) Neither the Company, the Subsidiary, nor any of their respective officers, employees, agents or any other person acting on behalf of any of the Company or the Subsidiary, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company or the Subsidiary (or assist the Company or the Subsidiary in connection with any actual or proposed transaction) which (a) might subject the Company or the Subsidiary or any other such person to any material damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (b) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company and the Subsidiary taken as a whole, or (c) if not continued in the future, might materially and adversely affect the condition (financial or otherwise), results of operations, business, properties, or business prospects of the Company and the Subsidiary taken as a whole. Each of the Company's and the Subsidiary's internal accounting controls are sufficient to cause each of the Company and the Subsidiary to comply with the Foreign Corrupt Practices Act of 1977, as amended.

             (aa) Except as set forth in the Prospectus, no officer, director or stockholder of any of the Company or the Subsidiary, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any such person or entity or the Company or the Subsidiary, has or has had in the Company's last full fiscal year, either directly or indirectly, (i) at least a 10% equity interest or any other material interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by either the Company or the Subsidiary in an amount in excess of 5% of: (x) the Company's consolidated gross revenues for its last full fiscal year; or (y) the person's or entity's consolidated gross revenues for its last full fiscal year; or which are otherwise material to the Company and the Subsidiary taken as a whole, or (B) purchases from or sells or furnishes to either the Company or the Subsidiary any goods or services in an amount in excess of 5% of: (x) the Company's consolidated gross revenues for its last full fiscal year; or (y) the person's or entity's consolidated gross revenues for its last full fiscal year; or which are otherwise material to the Company and the Subsidiary taken as a whole, or (ii) a beneficial interest in any material contract or agreement to which the Company or the Subsidiary is a party or by which any of them may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions", there are no existing material agreements, arrangements, understandings or transactions, or proposed material agreements, arrangements, understandings or transactions, between or among any of the Company or the Subsidiary, on the one hand, and any officer, director, or stockholder of any of the Company or the Subsidiary, or any affiliate or associate of any such person or entity, and each such agreement, arrangement, understanding or transaction disclosed is on terms at least as favorable to the Company and the Subsidiary as those which they could have obtained from unrelated parties.

             (bb) Any certificate signed by any officer of the Company and delivered to the Underwriters or to the Underwriters' counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

             (cc) On or before the Closing Date, the Company will have amended the employment agreements with each of Ronald E. Weinberg and Barry Feld to extend them until December 31, 1999. The Company has obtained a key-man life insurance policy in the amount of $2,000,000 on the life of Mr. Feld, which policy is in full force and effect, is owned by the Company and names the Company as the beneficiary.

             (dd) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

             (ee) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

             (ff) The Company is in compliance with its covenants under that Credit Agreement between the Company and U.S. Bank of Washington, National Association (the "Bank"), as amended through the date hereof and that Loan Agreement between the Company and The Second National Bank of Warren (the "Second Bank"), as amended through the date hereof, and is not in breach of any representation and warranty thereunder. The Company has obtained all requisite consents or approvals required from the Bank and Second Bank for the transactions contemplated by this Agreement and such consents and approvals are in full force and effect.

             2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to, and agrees with, the Underwriters as of the date hereof, the Effective Date, the Closing Date and, if later, the Option Closing Date, as follows:

                    (a) Such Selling Stockholder has now and (if such Selling Stockholder has agreed to sell Shares on the Option Closing Date) will have on the Option Closing Date, good, valid and marketable title to the Shares to be sold by such Selling Stockholder to the Underwriters, free and clear of any liens, charges, claims, encumbrances, pledges, security interests, restrictions, shareholders' agreements, voting trusts, community property rights or defects in title whatsoever; such Selling Stockholder has full right, power and authority to sell, transfer and deliver the Shares to be sold by it under this Agreement; and upon delivery of such Shares and payment of the purchase price therefor as contemplated in this Agreement, each of the Underwriters will receive good and marketable title to the Shares purchased by it from the Selling Stockholders, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, restriction, shareholders' agreement, voting trust, community property right or defect in title whatsoever; and other than as described in the Registration Statement and the Prospectus or created hereby, there are no outstanding options, warrants, rights, or other agreements or arrangements requiring such Selling Stockholder at any time to transfer any Common Stock to be sold hereunder by such Selling Stockholder.

                    (b) Such Selling Stockholder has all necessary partnership power and authority to enter into this Agreement and a Custody Agreement and Power of Attorney (as defined in paragraph (n) below) and to consummate the transactions provided for herein and therein; and each of this Agreement and a Custody Agreement and Power of Attorney has been duly authorized, executed and delivered by such Selling Stockholder. Each of this Agreement and Custody Agreement and Power of Attorney constitutes a legal, valid and binding agreement of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its respective terms (assuming due execution and delivery thereof by the Underwriters and the Company or the Custodian (as defined below), as the case may be, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law. Such Selling Stockholder's execution and delivery of each of this Agreement and a Custody Agreement and Power and Attorney, the performance hereunder and thereunder and consummation of the transactions contemplated herein and therein by such Selling Stockholder, does not and will not (with the giving of notice or the passage of time or both) conflict with or result in a breach of, or default under, the partnership agreement and other similar organizational documents of such Selling Stockholder, any material indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement, or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is or may be bound or to which any of its property is or may be subject, or, in any material respect, any indebtedness, statute, judgment, decree, order, rule or regulation applicable to such Selling Stockholder of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its activities or properties.

                    (c) Such Selling Stockholder has reviewed and is familiar with the Registration Statement, the registration statement originally filed with the Commission and each amendment thereto, the Prospectus and each preliminary prospectus. Neither the Registration Statement nor the Prospectus contains any untrue statement (i) of a material fact relating to such Selling Stockholder or omits to state any material fact relating to such Selling Stockholder and (ii) to the actual knowledge of such Selling Stockholder of any other material fact, or omits to state any other material fact, in each case necessary in order to make the statements therein, as to the Prospectus in the light of the circumstances under which they were made, not misleading. The aggregate obligations of a Selling Stockholder pursuant to (ii) of this Section 2 and any recovery thereunder shall (1) be proportional to the number of Shares sold by such Selling Stockholder to the total number of Shares sold in the offering, and (2) together with any other liability of such Selling Stockholder referred to in Section 8(f), not exceed the product of (A) the public offering price per share for the Common Stock less the applicable underwriting discount times (B) the number of Shares sold by such Selling Stockholder. All information furnished by or on behalf of such Selling Stockholder for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto is correct and complete in all material respects.

                    (d) There is no action, suit, proceeding, inquiry or investigation, pending or, to the knowledge of such Selling Stockholder, threatened against such Selling Stockholder or to which its property is subject which (i) challenges the validity of this Agreement or of any action taken or to be taken by such Selling Stockholder hereunder or (ii) which is required to be disclosed in the Registration Statement and the Prospectus.

                    (e) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation under the Exchange Act of the price of any security of the Company to facilitate the sale or resale of the Shares.

                    (f) Any certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

                    (g) As soon as such Selling Stockholder is advised thereof, such Selling Stockholder will advise the Representative and confirm such advice in writing, (i) of receipt by such Selling Stockholder, or by any representative of such Selling Stockholder, of any communication from the Commission relating to the Registration Statement, the Prospectus or any preliminary prospectus, or any notice or order of the Commission relating to the Company or such Selling Stockholder in connection with the transactions contemplated by this Agreement and (ii) of the happening of any event relating to such Selling Stockholder during any time when a prospectus relating to the Shares is required to be delivered that in the judgment of such Selling Stockholder makes any statement relating to such Selling Stockholder made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

                    (h) Each of the Selling Stockholders has executed and delivered a custody agreement and power of attorney (the "Custody Agreement and Power of Attorney"), among Continental Stock Transfer & Trust Company (the "Custodian"), Thomas E. Galuhn, Daniel P. Howell and William P. Sutter, Jr. (hereinafter collectively and individually referred to as the "Attorney-in-Fact") and such Selling Stockholder, to the Representative. Certificates in negotiable form, with blank stock powers, for the Shares have been placed in custody, for the purpose of making delivery of such Option Shares under this Agreement and the Custody Agreement and Power of Attorney. Each of the Selling Stockholders agrees that the Shares represented by the certificates held in custody for it under the Custody Agreement and Power of Attorney are for the benefit of and coupled with and subject to the interest hereunder of the Custodian, the Attorney-in-Fact, the Underwriters and the Company, that the arrangements made by such Selling Stockholder for such custody and the appointment of the Custodian and the Attorney-in-Fact by such Selling Stockholder are irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the liquidation of such Selling Stockholder or the occurrence of any other event. If such Selling Stockholder should be liquidated or if any other such event should occur before the delivery of the Shares hereunder, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and actions taken by the Attorney-in-Fact and the Custodian pursuant to the Custody Agreement and Power of Attorney shall be as valid as if such liquidation or other event had not occurred, regardless of whether or not the Custodian or the Attorney-in-Fact, or either of them, shall have received notice thereof.

                    (i) Such Selling Stockholder will deliver to the Representative prior to or on the Effective Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

             3.  Purchase, Sale and Delivery of the Shares.

                    (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell an aggregate of 1,000,000 Firm Shares and the Selling Stockholders severally agree to sell an aggregate of 600,000 Firm Shares to the Underwriters in the respective amounts set forth in Schedule II, and the Underwriters, severally and not jointly, agree to purchase from the Company and such Selling Stockholders, at the price per share set forth below, the number of Firm Shares set forth in Schedule I opposite the name of such Underwriter, subject to such adjustment as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares, plus any additional numbers of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 12 hereof.

             (b) In addition, on the basis of the representations, warranties, covenants and agreements, herein contained, but subject to other terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional 120,000 Option Shares and the Selling Stockholder so listed in Schedule II hereby grants an option to the Underwriters to purchase up to an additional 120,000 Option Shares, each Option Share to be purchased at the same purchase price per share set forth below to be paid by the Underwriters to the Company for the Firm Shares. The options granted hereby will expire 30 days after the effective date of this Agreement and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by the Representative to the Company and the Selling Stockholder setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Option Shares shall be sold by the Company and the Selling Stockholder in the ratio of one to one, subject to such adjustment as the Representative in its discretion shall make to eliminate any sale or purchase of fractional shares. Any such time and date of delivery (an "Option Closing Date") shall be determined by the Representative, but shall not be later than three full business days after the exercise of said option, nor in any event prior to Closing Date, as hereinafter defined, unless otherwise agreed upon by the Representative and the Company and such Selling Stockholder. In the event such option is exercised, each of the Underwriters, acting severally and not jointly, shall purchase that proportion of the total number of Option Shares then being purchased which the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares. Nothing herein contained shall obligate the Underwriters to make any over-allotments. No Option Shares shall be delivered unless the Firm Shares shall be simultaneously delivered or shall theretofore have been delivered as herein provided.

             (c) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of Arnold & Porter, 399 Park Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representative and the Company. Such delivery and payment shall be made at 10:00 a.m. (New York City time) three (3) days after the Effective Date or at such other time and date as shall be agreed upon by the Representative, the Company, and the Attorney-in-Fact (the "Closing Date"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates by the Custodian on behalf of the Selling Stockholder for, such Option Shares shall be made at the above mentioned office of Arnold & Porter or at such other place as shall be agreed upon by the Representative, the Company and the Attorney-in-Fact, on each Option Closing Date as specified in the notice from the Representative to the Company and the Attorney-in-Fact. Delivery by the

Company and the Custodian of the certificates for the Firm Shares and the Option Shares, if any, shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price for the Firm Shares and the Option Shares, if any, to the order of the Company or the applicable Selling Stockholder, as the case may be, in immediately available funds. Certificates for the Firm Shares and the Option Shares, if any, shall be in definitive, fully registered form, shall bear no restrictive legends and shall be in such denominations and registered in such names as the Representative may request in writing at least two (2) business days prior to Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Firm Shares and the Option Shares, if any, shall be made available to the Representative at such office or such other place as the Representative may designate for inspection, checking and packaging no later than 9:30 a.m. on the last business day prior to Closing Date or the relevant Option Closing Date, as the case may be.

             The purchase price per Share to be paid by each of the Underwriters, severally and not jointly, to the Company and the Selling Stockholders for the Shares purchased hereunder will be the same for each Share and will be $[_____] per share. Neither the Company nor the Selling Stockholders shall be obligated to sell any Shares hereunder unless all Firm Shares to be sold by the Company and the Selling Stockholders are purchased and paid for hereunder. In accordance with the terms hereof, the Company and the Selling Stockholders agree to issue and sell, against payment therefor, the Firm Shares to the Underwriters.

             4. Public Offering of the Shares. As soon after the Registration Statement becomes effective as the Representative deems advisable, the Underwriters shall make a public offering of the Shares (other than to residents of or in any jurisdiction in which qualification of the Shares is required and has not become effective) at the price and upon the other terms set forth in the Prospectus. The Representative may from time to time increase or decrease the public offering price after distribution of the shares has been completed to such extent as the Representative, in its sole discretion deems advisable.

             5. Covenants of the Company. The Company covenants and agrees with each of the Underwriters as follows:

                    (a) The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and will not, except pursuant to Section 1(a) at any time, whether before or after the Effective Date: (i) file any amendment to the Registration Statement or supplement to the Prospectus; or (ii) file any document under the Exchange Act before termination of the offering of the Shares by the Underwriters; of which the Representative shall not previously have been advised and furnished with a copy, or to which the Representative shall have reasonably objected or which is not in compliance with the Act, the Exchange Act or the Rules and Regulations.

                    (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Representative and confirm the notice in writing, (i) when the Registration Statement becomes effective, and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding, suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or the institution of any proceeding for that purpose, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the receipt of any comments from the Commission, and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission authority shall enter a stop order or suspend such qualification at any time, the Company will use its best efforts to obtain promptly the lifting of such order.

                    (c) The Company shall, to the extent required, file the Prospectus (in form and substance satisfactory to the Representative) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b)(1) (or, if applicable and if consented to by the Representative, pursuant to Rule 424(b)(4)).

                    (d) The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the corresponding prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Rules and Regulations), will furnish the Representative with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such prospectus to which the Representative shall object.

                    (e) The Company shall endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, and shall make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or file a general or limited consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

                    (f) During the time when a prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act and the

Exchange Act, as now and hereafter amended and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Underwriters' Counsel (as defined below), the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be satisfactory to the Representative, and the Company will furnish to the Representative copies of such amendment or supplement in the numbers reasonably requested.

             (g) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

             (h) The Company will furnish to the Representative or on the Representative's order, without charge, at such place as the Representative may reasonably designate, copies of each preliminary prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), the Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the Effective Date, in each case as soon as available and in such quantities as the Representative may reasonably request.

             (i) On or before the Effective Date, the Company shall deliver duly executed legally binding and enforceable agreements in form and substance satisfactory to the Representative pursuant to which each of the Company's officers (including all officers named in the table under the heading "Management" in the Prospectus), directors and beneficial owners of 5% or more of the Company's outstanding Common Stock shall agree not to, directly or indirectly, issue, offer to sell, sell, grant any option for the sale of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any shares of Common Stock or securities convertible into or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock owned as of the Effective Date (either pursuant to Rule 144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest therein (other than the Selling Stockholder's Option Shares) for a period of 180 days from the Effective Date without the prior written consent of the Representative (the "Lockup").

             (j) Neither the Company nor the Subsidiary will take, and each of the Company and the Subsidiary will use their best efforts to cause each of their respective officers, directors and affiliates (within the meaning of the Rules and Regulations) not to take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation under the Exchange Act of the price of any security of the Company.

             (k) The Company shall apply the net proceeds from the sale of the Shares substantially in the manner set forth under "Use of Proceeds" in the Prospectus. No portion of the net proceeds will be used, directly or indirectly to acquire any securities issued by the Company.

             (l) The Company shall timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Exchange Act, and the Rules and Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act, and the Rules and Regulations.

             (m) The Company shall furnish to the Underwriters as early as practicable prior to each of the date hereof, the Closing Date and each Option Closing Date, if any, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited consolidated interim financial statements of the Company (which in no event shall be as of a date more than thirty (30) days prior to the date of the Registration Statement) which have been read by the Accountants, as stated in their letters to be furnished pursuant to Section 7(j) hereof.

             (n) The Company shall cause the Shares sold by the Company in the offering to be listed on the NASDAQ and listed on the Pacific Stock Exchange through the Option Closing Date and during such period as the Prospectus as amended or supplemented is required by law to be delivered in connection with sales of Shares by any Underwriter or dealer and shall use its best efforts to maintain for a period of five (5) years from the date hereof the NASDAQ quotation of the Common Stock or quotation of the Common Stock on the Nasdaq Stock Market's National Market, if such quotation is approved.

             (o) For a period of two (2) years from the Closing Date, the Company may extend an invitation to the Representative to attend meetings of the Board of Directors of the Company (the "Board"). The Company shall reimburse the Representative's designee for his or her out-of-pocket expenses reasonably incurred in connection with his or her attendance of the Board meetings.

             (p) For a period equal to the lesser of (i) seven years from the date hereof, and (ii) the sale to the public of the shares issuable upon the exercise of the warrants issued pursuant to the IPO Warrant Agreement (the "Warrant Shares"), the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-1, or if applicable S-2 or S-3 (or other appropriate form), for the registration under the Act of the Warrant Shares.

             (q) The Company shall use its best efforts to continue its inclusion in Standard & Poor's Corporation Descriptions or Moody's OTC Manual for a period of not less than five (5) years, except in the event the Common Stock is approved for quotation on the Nasdaq Stock Market's National Market.

             (r) The Company shall furnish to the Representative, within ninety
(90) days following the Option Closing Date, three (3) bound volumes of all papers and documents utilized in the offering.

             (s) Following the Effective Date, the Company shall, at its sole cost and expense, prepare and file such blue sky trading applications with such jurisdictions as the Representative may reasonably request after consultation with the Company.

             (t) The Company shall execute the IPO Warrant Amendment on or before the Closing Date to amend the warrants issued pursuant to the IPO Warrant Agreement, as follows: (1) The exercise price will be reduced from the original exercise price of $8.75 per share (the "IPO Warrant Exercise Price") to $8.00 per share, (2) the exercise period and associated registration rights will be extended from the original expiration date of December 23, 1998 to December 23, 2001, and (3) certain anti-dilution provisions relating to the issuance by the Company of securities at a price below market or the IPO Warrant Exercise Price will be eliminated.

             6.  Payment of Expenses.

             (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all expenses and fees (other than fees of counsel to the Underwriters, except as provided in (iv) and (vii) below) incident to the performance of the obligations of the Company under this Agreement, including, without limitation,
(i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing, filing, delivery and mailing (including the payment of postage with respect thereto) of the Registration Statement, each preliminary prospectus and the Prospectus and any amendments and supplements thereto and the printing, mailing and delivery of this Agreement, the Selected Dealer Agreements, the Agreement Among Underwriters, Underwriters' Questionnaires, Custody Agreement and Power of Attorney and related documents, including the cost of all copies thereof supplied to the Underwriters in quantities as hereinabove stated, (iii) the printing, engraving, issuance and delivery of the

Shares including any transfer or other taxes payable thereon, (iv) the qualification of the Shares under state or foreign securities or "Blue Sky" laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum" and the "Supplemental Blue Sky Memorandum," if any, and disbursements and fees of counsel in connection therewith, (v) costs and expenses in connection with the "road show," information meetings and presentations and bound volumes, (vi) fees and expenses of the transfer agent other than fees for acting as Custodian, (vii) the fees payable to the NASD and disbursements and fees of counsel in connection therewith, (viii) the fees and expenses incurred in connection with the listing of the Shares to be sold by the Company on the NASDAQ and the Pacific Stock Exchange and (ix) advertising costs and expenses including "tombstone" advertisements and prospectus memorabilia up to $7,500.

             (b) Each of the Selling Stockholders agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable (i) upon the sale, issuance or delivery of the Shares to be sold by such Selling Stockholder to the Underwriters, and (ii) in connection with the consummation by such Selling Stockholder of any of its obligations under this Agreement, and further authorizes the payment of any such amount by deduction from the proceeds of the Shares to be sold by such Selling Stockholder under this Agreement.

             (c) The Company further agrees that, in addition to the expenses payable pursuant to subsection (a) of this Section 6, it will pay to the Representative a non-accountable expense allowance equal to $75,000, of which $25,000 has been paid to date. The Company will pay $50,000 on the Closing Date by certified or bank cashier's check or, at the election of the Representative, by deduction from the proceeds of the offering contemplated herein.

             (d) Each of the Selling Stockholders is responsible for payment of underwriters' discounts and commissions attributable to the Shares sold by such Selling Stockholder and an allocable portion of the expenses of counsel for the Selling Stockholders above $5000.

             7. Conditions of the Underwriter's Obligations. The obligations of the Underwriters hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company and the Selling Stockholders herein as of the date hereof and as of the Closing Date and, if later, the Option Closing Date, as if they had been made on and as of the Closing Date or the Option Closing Date, as the case may be; the accuracy on and as of the Closing Date, or, if later, the Option Closing Date, of the statements of the officers or representatives of the Company and of the Selling Stockholders made pursuant to the provisions hereof; and the performance by each of the Company and such Selling Stockholder on and as of the Closing Date and, if later, the Option Closing Date, of each of its covenants and obligations hereunder and to the following further conditions:

             (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by Representative, and, at the Closing Date and, if later, the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Underwriters' Counsel.

             (b) The Representative shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (c) The Underwriters shall have received an opinion from Arnold & Porter ("Underwriters' Counsel"), dated the Closing Date and, if later, the Option Closing Date, which opinion shall be satisfactory to the Representative.

             (d) The Underwriters shall have received an opinion from Kohrman Jackson & Krantz P.L.L., counsel to the Company, dated the Closing Date, and, if later, the Option Closing Date, to the effect set forth in Exhibit A and otherwise satisfactory to the Representative.

             (e) The Underwriters shall have received an opinion from Sidley & Austin, counsel to the Selling Stockholders, dated the Closing Date, and, if later, the Option Closing Date, to the effect set forth in Exhibit B and otherwise satisfactory to the Representative.

             (f) On or prior to each of the Closing Date and the Option Closing Date, if any, the Representative and Underwriters' Counsel shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling Underwriters' Counsel to review or pass upon the matters contemplated by the opinion referred to in subsection (c) of this
Section 7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

             (g) Prior to each of the Closing Date and each Option Closing Date, if any (i) there shall have been no material adverse change nor development involving a prospective change in the business, properties, business prospects, results of operations or condition (financial or otherwise) of the Company and the Subsidiary taken as a whole, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by either Company or the Subsidiary, from the latest date as of which the financial condition of any of the Company or the Subsidiary is set forth in the Registration Statement and Prospectus which is adverse to the Company and the Subsidiary taken as a whole; (iii) neither the Company nor the Subsidiary shall be in default under any provision of any instrument relating to any outstanding indebtedness which default may materially adversely affect the business, properties, business prospects, results of operations or condition (financial or otherwise) of the Company and the Subsidiary taken as a whole; (iv) no amount of the assets of any of the Company or the Subsidiary shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (v) no action, suit or proceeding, at law or in equity, shall have been pending or to its knowledge threatened against either the Company or the Subsidiary, or affecting either of their respective properties or businesses before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may adversely affect the business, properties, business prospects, results of operations or condition (financial or otherwise) of the Company and the Subsidiary taken as a whole, except as set forth in the Registration Statement and Prospectus; and (vi) Barry Feld shall continue to serve the Company in his present capacity.

             (h) At each of the Closing Date and each Option Closing Date, if any, the Underwriters shall have received a certificate of the Company as to (i) below signed by the principal executive officer and by the chief financial or chief accounting officer of the Company dated the Closing Date or Option Closing Date, as the case may be, to the effect that each of such persons has carefully examined the Registration Statement, the Prospectus and this Agreement, and that:

                      (i) The representations and warranties of the Company in
             this Agreement are true and correct, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be;

                      (ii) No stop order suspending the effectiveness of the
             Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge, are contemplated or threatened under the Act; and

                      (iii) Subsequent to the respective dates as of which
             information is given in the Registration Statement and the Prospectus and except as disclosed or contemplated therein, none of the Company or the Subsidiary has incurred up to and including the Closing Date or the Option Closing Date, as the case may be, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; the Company has not paid or declared any dividends or other distributions on its Common stock; none of the Company or the Subsidiary has entered into any transactions not in the ordinary course of business; and there has not been any change in the capital stock or long-term debt or any increase in the short-term borrowings (other than any increase in the short-term borrowings in the ordinary course of business) of either the Company or the Subsidiary; neither the Company nor the Subsidiary has sustained any material loss or damage to its property or assets, whether or not insured; and there is no litigation which is pending, or, to the best of such person's knowledge, threatened against any of the Company or the Subsidiary which is required to be set forth in an amended or supplemented Prospectus which has not been set forth.

             References to the Registration Statement and the Prospectus in this subsection (h) are to such documents as amended and supplemented at the date of such certificate.

             (i) At each of the Closing Date and each Option Closing Date, if any, the Underwriters shall have received a certificate from each Selling Stockholder (other than on an Option Closing with respect to a Selling Stockholder that is not selling Shares on such Option Date), executed on its behalf by the general partner thereof, dated the Closing Date or Option Closing Date, as the case may be, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct, as if made on and as of the Closing Date or Option Closing Date, as the case may be, and such Selling Stockholder has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be.

             (j) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Representative a letter, dated the date of its delivery, addressed to the Representative and the Company and in form and substance satisfactory to the Representative, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to certain financial and other statistical and numerical information contained in the Registration Statement.

             (k) At the Closing Date and, if later, the Option Closing Date, the Accountants shall have furnished to the Representative a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior paragraph to a date (specified in the letter) not more than five days prior to the Closing Date or the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

             (l) No order suspending the sale of the Shares in any jurisdiction designated by the Representative pursuant to subsection (e) of Section 5 hereof shall have been issued on either the Closing Date or the Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or to its knowledge or that of the Company shall be contemplated.

             (m) The Company shall have entered into the IPO Warrant Amendment with the Representative and other holders of warrants thereunder, in form and substance satisfactory to the Representative, and all actions required to be taken thereunder shall have been duly and validly taken by the Company.

             If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Option Closing Date, as the case may be, is not so fulfilled, the Representative may terminate this Agreement or, if the Representative so elects, it my waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

             8.  Indemnification.

             (a) The Company agrees to indemnify and hold harmless each of the Underwriters, including specifically each person who may be substituted for an Underwriter (as provided in Section 12 hereof) and each person, if any, who controls any Underwriter ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), as such are incurred, to which such Underwriter or such controlling person may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained
(i) in any preliminary prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities or Common Stock of the Company issued or issuable upon exercise of the warrants issued pursuant to the IPO Warrant Agreement; or
(iii) in any application or other document or written communication (in this Section 8 collectively called ("application") executed by the

Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Common Stock under the securities laws thereof or filed with the Commission, any state securities commission or agency, the NASDAQ or any securities exchange; or the omission or alleged omission therefrom of a material fact necessary to make any statement therein not misleading (in the case of the Prospectus in the light of the circumstances under which they were made), unless such statement or omission was made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by or on behalf of such Underwriter expressly for inclusion in the Prospectus or the Registration Statement; PROVIDED HOWEVER, that the foregoing indemnification with respect to each preliminary prospectus shall not inure to the benefit of any Underwriter if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to the person asserting any such losses, claims, damages, expenses or liabilities, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, expense or liability.

             The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may have at common law or otherwise.

             (b) Each Selling Stockholder agrees to indemnify and hold harmless each of the Underwriters, including specifically each person who may be substituted for an Underwriter (as provided in Section 12 hereof) and each person, if any, who controls any Underwriter ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), as such are incurred, to which such Underwriter or such controlling person may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented), or the omission or alleged omission therefrom of a material fact necessary to make any statement therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), but only with respect to statements or omissions made relating to such Selling Stockholder, unless such statement or omission was made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by or on behalf of such Underwriter expressly for inclusion in the Prospectus or the Registration Statement; PROVIDED HOWEVER, that the foregoing indemnification with respect to each preliminary prospectus shall not inure to the benefit of any Underwriter if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to the person asserting any such losses, claims, damages, expenses or liabilities, if required by law so to have been delivered, at or prior to the written confirmation of the same of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, expense or liability.

             The indemnity agreement in this subsection (b) shall be in addition to any liability which such Selling Stockholder may have at common law or otherwise.

             (c) Each of the Underwriters agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each other person, if any, who controls the Company within the meaning of the Act, and each Selling Stockholder, such Selling Stockholder's general partners and the officers and directors thereof and each of the persons, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and such Selling Stockholder to the Underwriters but only with respect to statements or omissions, if any, made in the Prospectus or the Registration Statement in reliance upon, and in strict conformity with, written information furnished to the Company with respect to any Underwriter by or on behalf of such Underwriter expressly for use in the Prospectus or the Registration Statement.

             (d) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 8, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties, unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar and related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in the Section 8 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent is not unreasonably withheld.

             (e) In order to provide for just and suitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 8, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 8 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by the respective contributing parties and the party to be indemnified from the offering of the Shares or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of each of the contributing parties and the party to be indemnified in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company and one or more Selling Stockholders are contributing parties and the Underwriters are the indemnified party, the relative benefits received by the Company and such Selling Stockholder on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the Cover Page of the Prospectus. Relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, a Selling Stockholder or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subparagraph (e), shall be deemed to include any legal or other expense reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subparagraph (e), the Underwriters shall not be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriters hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subparagraph (e). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subparagraph (e), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subparagraph (e), except to the extent that such party or parties has been prejudiced in any material respect by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

             (f) The aggregate obligations of a Selling Stockholder pursuant to this Section 8, together with the aggregate obligations of such Selling Stockholders for a breach of Section 2(c), (d)(ii) and (f) with respect to any matters covered by Section 2(c) and (d)(ii), shall not exceed the product of (A) the public offering price per share for the Common Stock less the applicable underwriting discount times (B) the number of Shares sold by such Selling Stockholder.

             9. Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company or of each of the Selling Stockholders submitted pursuant hereto, shall be deemed to be representations, warranties and agreements at the Closing Date and the Option Closing Date, as the case may be, and such representations, warranties and agreements of the Company and each of the Selling Stockholders, and the indemnity agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company, each of the Selling Stockholders, or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Shares to the Underwriters.

             10. Effective Date. This Agreement shall become effective at 10:00 a.m., New York City time, on the next full business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Representative, in its discretion, shall release the Shares for the sale to the public, provided, however that the provisions of Sections 6, 8 and 11 of this Agreement shall at all times be effective. For purposes of this
Section 10, the Shares to be purchased hereunder shall be deemed to have been so released upon the earlier of dispatch by the Representative of telegrams to securities dealers releasing such shares for offering or the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Shares.

             11.  Termination.

             (a) The Representative shall have the right to terminate this Agreement, (i) if any calamitous domestic or international event or act or occurrence has materially disrupted, or in the Representative's opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a war or major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium in foreign exchange trading has been declared; or (vi) if the Company or the Subsidiary shall have sustained a loss material or substantial to the Company and the Subsidiary taken as a whole by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative's opinion, make it inadvisable to proceed with the delivery of the Shares; or (vii) if there shall have been such material adverse change in the conditions or prospects of the Company and the Subsidiary taken as a whole, or such material adverse general market conditions as in the Representative's opinion would make it inadvisable to proceed with the offering, sale and/or delivery of the Shares.

             (b) If this Agreement is terminated by the Representative in accordance with the provisions of Section 7 or Section 11 in a situation where termination pursuant to Section 12(b) does not apply, the Company shall promptly reimburse and indemnify the Underwriters for the amount of all of their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters (less amounts previously paid pursuant to Section 6(c) above), provided that in the event of such termination pursuant to Section 11(a), such amount shall not exceed $40,000, of which $25,000 has been paid to date. Except as otherwise provided in the immediately preceding sentence, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Section 7 hereof), and whether or not this Agreement is otherwise carried out, the provisions of Section 6 and Section 8 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

             12. Substitution of the Underwriters. If one or more of the Underwriters shall fail (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or Section 11 hereof) to purchase the Shares which it or they are obligated to purchase on such date under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

                      (a) if the number of Defaulted Securities does not exceed 10% of the total number of Firm Shares to be purchased on such date, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                      (b) if the number of Defaulted Securities exceeds 10% of the total number of Firm Shares, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

             No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

             In the event of any such default which does not result in a termination of this Agreement, the Representative shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements and the Representative shall provide the Company notice of the Closing Date no less than 24 hours prior thereto.

             13. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Fahnestock & Co. Inc., 110 Wall Street, New York, New York 10005, Attention: Syndicate Department, with a copy to Arnold & Porter, 399 Park Avenue, New York, New York 10022, Attention: Paul I. Rachlin, Esq. Notices to the Company shall be directed to the Company at 2104 West Southern Avenue, Tempe, Arizona 85282, Attention: Mr. Barry Feld, with a copy to Kohrman Jackson & Krantz P.L.L., One Cleveland Center, 20th Floor, 1375 East Ninth St., Cleveland, Ohio 44114, Attention: Marc C. Krantz, Esq. Notices to the Selling Stockholder shall be directed to Mesirow Private Equity Investments, Inc., 350 North Clark Street, Chicago, IL 60610, Attention: Mr. William P. Sutter, Jr., with a copy to Sidley & Austin, One First National Plaza, Chicago, IL 60603,
Attention: John J. Sabl, Esq.

             14. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and each of the Selling Stockholders and their successors, legal representatives and assigns and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Shares from any Underwriter shall be deemed to be successor by reason merely of such purchase.

             15. Construction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflict of laws principles.

             16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

             17. Representative of Underwriters. Pursuant to the Agreement Among Underwriters dated the date hereof, Fahnestock & Co. Inc., as the Representative, is authorized by the Underwriters to enter into this Agreement and to take all such action necessary or advisable in order to carry out the provisions of this Agreement, including the sale and distribution of the Shares.

                    [Signatures appear on the following page]

             If the foregoing correctly sets forth the understanding among the Underwriters and the Company and the Selling Stockholder, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                           Very truly yours,

                                           NEW WEST EYEWORKS, INC.

                                           By:______________________________
                                              Name:
                                              Title:

                                           MESIROW CAPITAL PARTNERS II
                                           MESIROW CAPITAL PARTNERS III
                                           MESIROW CAPITAL PARTNERS IV

                                           By: MESIROW FINANCIAL SERVICES, INC.,
                                               general partner for each

                                           By:______________________________
                                              Name:  William P. Sutter, Jr.
                                              Title:

                                           MESIROW CAPITAL PARTNERS V

                                           By: MESIROW PRIVATE EQUITY, INC.,
                                               general partner

                                           By:______________________________
                                              Name:  William P. Sutter, Jr.
                                              Title:

Confirmed and accepted as of
 the date first above written:

FAHNESTOCK & CO. INC.,
 as Representative of the
 several Underwriters named in
 Schedule I hereto.

By: _______________________
    Name:
    Title:

                                  UNDERWRITERS

                                                    Number of Firm Shares
Name of Underwriter                                 to be Purchased
-------------------                                 ---------------

Fahnestock & Co. Inc.
[                    ]

                                                    ----------
Total                                               1,600,000
                                                    =========

                              SELLING STOCKHOLDERS

                                           Number of Firm Shares
Name of Selling Stockholder                to be Sold
---------------------------                ---------------------

Mesirow Capital Partners II                171,161

Mesirow Capital Partners III               198,220

Mesirow Capital Partners IV                169,857

Mesirow Capital Partners V                 60,762

                                           ----------
Total                                      600,000
                                           =======




Shares                                     Number of Option
Name of Selling Stockholder                to be Sold
---------------------------                ---------------------


Mesirow Capital Partners V                 120,000


                                           ----------
Total                                      120,000
                                           =======